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                                                                     EXHIBIT 5.1

                           Lindquist & Vennum P.L.L.P.
                                 4200 IDS Center
                             80 South Eighth Street
                              Minneapolis MN 55420

                                October 23, 2001


Hypertension Diagnostics, Inc.
2915 Waters Road, Suite 108
Eagan, Minnesota 55121-1562

Re:  Registration on Form S-3 of
     500,000 shares of Common Stock, $.01 par value of Hypertension Diagnostics, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Hypertension Diagnostics, Inc., a Minnesota corporation (the "Company"), in connection with the Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement"), of up to 500,000 shares of Common Stock, $.01 par value (the "Securities") of the Company, issued or issuable in connection with that certain Consulting Agreement dated July 9, 2001 by and between the Company and Redwood Consultants, LLC. You have requested our opinion in connection with the registration of the Securities covered by the Prospectus, contained in the Registration Statement (the "Prospectus"). Please be advised that as counsel to the Company, upon examination of such corporate documents and records as we have deemed necessary or advisable for the purposes of this opinion, it is our opinion that:

     1. The Company is a validly existing corporation in good standing under the laws of the State of Minnesota.

     2. The Securities issued by the Company have been and will be duly authorized, validly issued, and fully paid and non-assessable.

     For the purposes of this opinion, we are assuming the proper payment and execution of the warrants and all certificates evidencing the warrants, and that the appropriate certificates are duly filed and recorded in every jurisdiction in which such filing or recordation is required in accordance with the laws of such jurisdictions. We express no opinion as to the laws of any state or jurisdiction other than Minnesota.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Opinions" in the Prospectus comprising a part of the Registration Statement.

                                    Very truly yours,

                                       LINDQUIST & VENNUM P.L.L.P.